FOR IMMEDIATE RELEASE

ESSEX RENTAL CORP. REPORTS 2010 FIRST QUARTER RESULTS AND COMMENCES CASHLESS EXERCISE WARRANT OFFER

BUFFALO GROVE, IL – May 3, 2010 – Essex Rental Corp. (Nasdaq: ESSX; ESSXW; ESSXU) ("Essex") today announced its unaudited results for the first quarter ended March 31, 2010.  The results are those of Essex Rental Corp. and its wholly owned subsidiaries, including Essex Crane Rental Corp. ("Essex Crane"), its operating subsidiary.  Included below is a comparison of Essex's results of operations for quarter ended March 31, 2010 to the corresponding results for the quarter ended March 31, 2009.  Additionally, Essex announced its intention to offer warrant holders the option of exercising their warrants on a cashless basis for a limited period of time by exchanging seven warrants for two shares of common stock.

Management Comments on First Quarter 2010

Ron Schad, President & CEO of Essex, stated, “As expected, the first quarter 2010 operating results were significantly less than prior year results due to the material decreases in utilization and average rental rates, attributable to the weakened economy. Despite the decline in utilization and average rental rates that we have been experiencing, the Company generated positive cash flows from operations of $400,000 for the quarter ended March 31, 2010.”

Mr. Schad continued, “During the quarter, we continued to take advantage of opportunities to liquidate rental equipment with lighter lifting capacities and lower utilization rates and invested in rental equipment that we believe will be in greater demand with higher rental rates as utilization improves.  During the quarter ended March 31, 2010, we sold two used cranes with an average lifting capacity of 175 tons at an average price in excess of 120% of orderly liquidation value.  In addition, we completed the purchase of one new crane with related attachments with a lifting capacity of over 400 tons.  At quarter end, the Company had in excess of $48 million available on our revolving credit facility which provides liquidity for future growth opportunities.”

First Quarter 2010 Overview

Essex’s total rental related revenue for the first quarter of 2010, which includes revenue from equipment rentals, repair and maintenance, and transportation services, but excludes used rental equipment sales, was $7.3 million compared to total rental related revenue of $15.3 million for the quarter ended March 31, 2009.  The decline was primarily due to lower equipment rental revenue driven by lower utilization rates on cranes and attachments which represented 61.7% of total revenue, or $5.1 million for the quarter ended March 31, 2010, compared to 70.4% of total revenue, or $12.2 million for the comparable period in 2009.  Equipment rental income was also impacted by a 23.0% decrease in the average monthly crane rental rate to $17,562 compared to the average monthly crane rental rate of $22,794 for the comparable period in 2009.  The decrease in average crane rental rate was the result of anemic demand due to the weakening economy and the difficult commercial credit environment compounded by the expiration of existing rental agreements executed at higher rental rates in the prior year and earlier.

The crane utilization rate (on a days method) for the quarter ended March 31, 2010 equaled 30.0%, compared to 57.2% in the comparable period in 2009.  We experienced our lowest utilization rate during the month of January 2010.  Since January 2010 and through the date of this release, we have experienced steadily increasing utilization in each subsequent month.

Cost of revenues for the quarter ended March 31, 2010 was $7.1 million, compared to $9.0 million for the same period in 2009.  The decrease in cost of revenues is due to the lower revenue level, cost reduction initiatives previously disclosed, and a decrease in the number of rental equipment items sold, which were offset by an increase in depreciation expense related to rental equipment purchased during 2009 and 2010.  Excluding the net book value of rental equipment sold and depreciation expense, costs were $3.4 million for the quarter ended March 31, 2010, compared to $4.5 million for the same period in 2009.

Selling, general and administrative expenses were $2.5 million for the quarter ended March 31, 2010, a decrease from $3.1 million for the same period in the prior year.  The decrease was primarily due to a decrease in professional fees, bad debt expense, rental commissions and payroll related expenses as a result of our previously disclosed cost reduction initiatives.

Rental EBITDA was $1.4 million for the quarter ended March 31, 2010, versus $7.7 million for the quarter ended March 31, 2009.  A reconciliation of Rental EBITDA to Income (Loss) from Operations, the closest comparable measure under generally accepted accounting principles, is provided herein.

Through the date of this release, the Company has received approximately $1.1 million in proceeds from the exercise of 218,574 warrants in exchange for common shares.  During the first quarter of 2010 and through the date of this release, the Company has repurchased 519,905 warrants for approximately $853,000, or $1.64 per warrant.  Since the Company announced its share and warrant repurchase program, it has repurchased 63,500 shares of common stock for approximately $292,000 and 2,261,624 warrants for approximately $2.7 million.

Outlook for 2010

Mr. Schad went on to say, “As noted above, we continue to expect that our fleet utilization will improve throughout 2010.  However, the lower average rental rates we have experienced over the preceding fifteen months will continue to impact Rental EBITDA until we achieve rates of utilization that approach 60%.  In addition to recent increasing utilization, we continue to remain optimistic about the opportunities that we are seeing in certain of the crawler crane rental sub-markets including the petrochemical turnaround repair and expansion, levee construction and wind power sub-markets.”

Mr. Schad concluded, “Throughout 2010 and going forward, Essex will continue to focus its efforts on managing the business to maximize free cash flow and return on invested capital for our stockholders. The underlying value of our rental equipment is stable and has been recently appraised at a value in excess of $265 million, which is significantly in excess of the $138.4 million of our total debt obligations outstanding as of March 31, 2010.  Lastly, we remain confident in our original underlying investment hypothesis.”

Cashless Exchange Warrant Offer

Essex is announcing today that it intends to commence an offer to temporarily modify the terms of the Company’s outstanding, publicly traded warrants, to provide warrant holders with the opportunity to exercise their warrants on a cashless basis by exchanging seven warrants for two shares of the Company’s common stock.  The number of warrants that will be accepted for exercise on a cashless basis pursuant to the offer will be limited to 8,000,000 warrants.  The offer is expected to commence on May 10, 2010 and expire on June 8, 2010.  During the period of the offer, warrant holders may also continue to exercise their warrants for the $5.00 cash exercise price in accordance with the original terms of the warrants.  The warrants expire on March 4, 2011.

Warrant holders that desire to exercise their warrants on a cashless basis pursuant to the offer must tender their warrants in accordance with the terms of the offer prior to the expiration date of the offer, the instructions for which will be included in the offering materials to be distributed to warrant holders upon commencement of the offer. Warrants tendered pursuant to the offer may be withdrawn at anytime on or prior to the expiration date of the offer. Withdrawn warrants will be returned to the holder in accordance with the terms of the offer. Upon expiration of the offer, the original terms of the warrants will continue to apply.

The Company’s Board of Directors has approved the offer in accordance with the recommendation of a committee comprised of the independent members of the Board who do not own warrants which established the material terms of this offer, including the exchange rate of seven warrants for two shares of common stock.  The independent committee established the exchange rate with the assistance of an independent financial advisor.  None of the Company, its directors, officers or employees makes any recommendation as to whether warrant holders should exercise warrants.  Each holder of a warrant must make his, her or its own decision as to whether to exercise some or all of his, her or its warrants pursuant to the offer.  Members of the Board of Directors and executive officers of the Company that own warrants have committed to exercise warrants pursuant to the offer to the same extent that all other warrant holders participate in the offer.

The offer described in this press release has not yet commenced.  At the time the offer is commenced, the Company intends to file with the Securities and Exchange Commission (SEC) a Tender Offer Statement on Schedule TO containing an offer to purchase, the form of letter of transmittal and other documents relating to the offer.  These documents will contain important information about the offer and warrant holders are urged to read them carefully when they become available.  These documents, when they are filed with the SEC, and other documents relating to the Company, may be obtained, free of charge, at the SEC's website at www.sec.gov, or from the Information Agent for the offer.  This press release itself is not intended to constitute an offer or solicitation to buy or exchange securities in Essex.

Conference Call

Essex’s management team will conduct a conference call to discuss the operating results tomorrow, May 4, 2010 at 9:00 a.m. ET.  Interested parties may participate in the call by dialing 1-800-585-5263.  Please call in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call (conference ID# 67074694).

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexcrane.com.  To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the website.

About Essex Rental Corp.

Headquartered outside of Chicago, Essex, through its subsidiary, Essex Crane Rental Corp., is one of North America's largest providers of lattice-boom crawler crane and attachment rental services.  With over 350 cranes and attachments in its fleet, Essex supplies cranes for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial construction.

Some of the statements in this press release and other written and oral statements made from time to time by the Company and its representatives are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements.  Important factors that could cause actual results to differ materially from Essex’s expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides (through its subsidiary, Essex Crane), intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexcrane.com.  The factors listed here are not exhaustive.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to Rental EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP.  While management believes that the presentation of Rental EBITDA serves to enhance understanding of Essex's operating performance, Rental EBITDA should be considered in addition to, but not as substitutes for, or more meaningful than, income from operations, the most directly comparable GAAP measures, as an indicator of Essex's operating performance.  Rental EBITDA has been presented as a supplemental disclosure because EBITDA is a widely used measure of performance and basis for valuation.  A reconciliation of Rental EBITDA to income from operations is included in the financial tables accompanying this release.

CONTACT:	-OR-	INVESTOR RELATIONS:
Essex Rental Corp.		The Equity Group Inc.
Martin Kroll		Melissa Dixon
Chief Financial Officer		Senior Account Executive
(847) 215-6502 / mkroll@essexcrane.com		(212) 836-9613 / mdixon@equityny.com
Devin Sullivan
Senior Vice President
(212) 836-9608 / dsullivan@equityny.com

Essex Rental Corp.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2010	2009
REVENUES
Equipment rentals	$5,130,502	$12,220,362
Used rental equipment sales	1,010,381	2,020,071
Transportation	1,039,058	1,392,675
Equipment repairs and maintenance	1,127,368	1,715,039
TOTAL REVENUES	8,307,309	17,348,147

COST OF REVENUES
Salaries, payroll taxes and benefits	1,353,231	1,699,411
Depreciation	2,852,403	2,768,205
Net book value of rental equipment sold	852,851	1,722,235
Transportation	861,555	1,048,464
Equipment repairs and maintenance	887,790	1,383,176
Yard operating expenses	308,237	415,416
TOTAL COST OF REVENUES	7,116,067	9,036,907

GROSS PROFIT	1,191,242	8,311,240

Selling, general and administrative expenses	2,500,097	3,105,730
Other depreciation and amortization	191,686	210,378

INCOME (LOSS) FROM OPERATIONS	(1,500,541)	4,995,132

OTHER INCOME (EXPENSES)
Other income	105	33
Interest expense	(1,619,721)	(1,679,719)
TOTAL OTHER INCOME (EXPENSES)	(1,619,616)	(1,679,686)

INCOME (LOSS) BEFORE INCOME TAXES	(3,120,157)	3,315,446

PROVISION (BENEFIT) FOR INCOME TAXES	(1,132,418)	1,265,423

NET INCOME (LOSS)	$(1,987,739)	$2,050,023

Weighted average shares outstanding:
Basic	14,126,041	14,108,099
Diluted	14,126,041	14,108,099

Earnings (loss) per share:
Basic	$(0.14)	$0.15
Diluted	$(0.14)	$0.15

Essex Rental Corp.
Rental and Utilization Statistics
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Average crane rental rate per month	$17,562	$22,794

Utilization Statistics - Cranes
“Days” Method Utilization	30.0%	57.2%
“Hits” Method Utilization	33.5%	62.5%

(See definitions in the quarterly and annual reports filed with the SEC)

Reconciliation of Income (loss) from Operations
to Total EBITDA and Rental EBITDA
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Income (loss) from Operations	$(1,500,541)	$4,995,132
Add: Depreciation	2,852,403	2,768,205
Add: Other depreciation and amortization	191,686	210,378
Total EBITDA	1,543,548	7,973,715
Minus: Used rental equipment sales	(1,010,381)	(2,020,071)
Add: Net book value of rental equipment sold	852,851	1,722,235
Rental EBITDA	$1,386,018	$7,675,879

Essex Rental Corp.
Consolidated Balance Sheets

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$152,876	$199,508
Accounts receivable, net of allowances for doubtful accounts and credit memos of $1,189,000 and $1,545,000, respectively	4,289,048	4,973,995
Other receivables	3,784,010	3,791,845
Deferred tax assets	1,609,255	1,724,621
Prepaid expenses and other assets	776,382	410,198
TOTAL CURRENT ASSETS	10,611,571	11,100,167

Rental equipment, net	260,226,846	260,767,678
Property and equipment, net	6,635,487	6,981,660
Spare parts inventory, net	3,641,686	3,556,236
Identifiable finite lived intangibles, net	1,870,045	2,160,239
Loan acquisition costs, net	1,773,448	1,897,177

TOTAL ASSETS	$284,759,083	$286,463,157

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,989,366	$1,790,683
Accrued employee compensation and benefits	544,700	679,078
Accrued taxes	5,475,624	5,663,263
Accrued interest	301,589	303,186
Accrued other expenses	990,945	739,639
Unearned rental revenue	857,005	793,797
Short-term debt obligations	7,731,461	5,170,614
Current portion of capital lease obligation	6,378	6,269
TOTAL CURRENT LIABILITIES	17,897,068	15,146,529

LONG-TERM LIABILITIES
Revolving credit facility	130,683,870	131,919,701
Deferred tax liabilities	61,203,553	62,935,535
Interest rate swap	3,119,531	2,306,294
Capital lease obligation	15,431	17,067
TOTAL LONG-TERM LIABILITIES	195,022,385	197,178,597

TOTAL LIABILITIES	212,919,453	212,325,126

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	-	-
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 14,144,262 shares at March 31, 2010 and 14,124,563 shares at December 31, 2009	1,414	1,412
Paid in capital	84,782,662	84,589,119
Accumulated deficit	(11,010,336)	(9,022,597)
Accumulated other comprehensive loss, net of tax	(1,934,110)	(1,429,903)
TOTAL STOCKHOLDERS' EQUITY	71,839,630	74,138,031

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$284,759,083	$286,463,157